Exhibit 99.1

REVOCABLE PROXY

BANCSHARES OF FLORIDA, INC.

SPECIAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints the members of the Board of Directors of Bancshares of Florida, Inc. (“Bancshares”), with full powers of substitution, to act as proxy for, and attorney-in-fact, to vote all shares of the common stock of Bancshares which the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held at our corporate headquarters located at 1185 Immokalee Road, Naples, Florida 34110, on November     , 2006, at 3:00 p.m., and at any and all adjournments thereof.

The undersigned shareholder of Bancshares may revoke this Proxy at any time before it is voted by either filing with the Corporate Secretary of Bancshares, a written notice of revocation, by delivering to Bancshares a duly executed Proxy bearing a later date, or by attending this Special Meeting and voting in person.

THE FOLLOWING PROPOSALS ARE BEING ACTED UPON:

PROPOSAL I: Approval of the issuance of shares of Bancshares common stock in connection with the merger of Old Florida Bankshares, Inc. with and into BOFL pursuant to an Agreement and Plan of Merger dated August 28, 2006;	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL II: Approval of an Amendment to Bancshares’ Restated Articles of Incorporation whereby the corporate name shall be changed to Bank of Florida Corporation; and	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL III: The adjournment of the Special Meeting to solicit additional proxies in the event there are not sufficient votes to approve Proposal I or II.	FOR ☐	AGAINST ☐	ABSTAIN ☐

IN THEIR DISCRETION THE PROXY COMMITTEE IS AUTHORIZED TO TRANSACT AND TO VOTE UPON SUCH OTHER BUSINESS as may properly come before this Special Meeting or any adjournments thereof.

NOTE: When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED.

IMPORTANT: Please sign your name exactly as it appears on your stock certificate. When shares are held by joint tenants, both should sign, when signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.

The undersigned acknowledges receiving, prior to the execution of the Proxy, a Notice of the Special Meeting and a Proxy Statement/Prospectus dated                     , 2006.

Signature:

Signature if held jointly:
ADDRESS LABEL
Date:

Please mark, sign, date and return this Proxy Card promptly, using the enclosed envelope. If you receive more than one Proxy Card,

please sign and return all cards in the accompanying envelope.